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AUSTIN ASSOCIATES, INC.                               7205 West Central Avenue
FINANCIAL INSTITUTION CONSULTANTS                     Toledo, OH  43617
an AAI Affiliated Company                             (419) 841-8521
                                                      FAX: (419) 841-8380



We consent to the inclusion in this Registration Statement on Form S-4 of United Community Financial Corp. of our opinion set forth as Annex B to the Prospectus and Proxy Statement, which is part the Registration Statement, and to the reference to our firm and summarization of our opinion in the Prospectus and Proxy Statement under the captions "Opinion of Austin Association, Inc."




Austin Associates, Inc.


Toledo, Ohio
June 4, 1999